INTERNATIONAL SHIPHOLDING CORPORATION PROVIDES UPDATE ON LENDER DISCUSSIONS

Mobile, Alabama, October 19, 2015 – International Shipholding Corporation (NYSE: ISH) is in on-going discussions with its lenders regarding compliance with various financial covenants contained in its financing agreements.  During the pendency of these discussions, the Company’s Board of Directors has elected to not make the cumulative dividend payments scheduled for October 30, 2015 with respect to the Company’s Series A and Series B preferred stock.  The Company will discuss the Board’s election during its third quarter 2015 earnings call scheduled for November 5, 2015 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

About International Shipholding Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International Flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

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